THOMPSON         BRUSSELS    CINCINNATI   CLEVELAND    COLUMBUS    DAYTON
  HINE           WASHINGTON, D.C.
--------------------------------------------------------------------------------


                                 April 30, 2002


PC&J Preservation Fund
300 Old Post Office
120 West Third Street
Dayton, Ohio 45402

      Re: PC&J Preservation Fund, File Nos. 2-95285 and 811-4204

Gentlemen:

         This letter is in response to your request for our opinion in connection with the filing of Post-Effective Amendment No. 20 to the Registration Statement, File Nos. 2-95285 and 811-4204 (the "Registration Statement"), of PC&J Preservation Fund (the "Trust").

         We have examined a copy of the Trust's Agreement and Declaration of Trust, the Trust's By-laws, the Trust's record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed. We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as copies thereof.

         Based upon the foregoing, we are of the opinion that, after Post-Effective Amendment No. 20 is effective for purposes of applicable federal and state securities laws, the shares of PC&J Preservation Fund (the "Fund"), a series of the Trust, if issued in accordance with the then current Prospectus and Statement of Additional Information of the Fund, will be legally issued, fully paid and non-assessable.

         We hereby give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No.20 to the Registration Statement.

                                                  Very truly yours,


                                                    / s/


                                                  Thompson Hine LLP





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